Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Comcast Corporation

NBCUniversal Media, LLC

Comcast Cable Communications, LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (1)	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate (1)	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A Common Stock, $0.01 par value	Rule 456(b) and Rule 457(r)

	Equity	Preferred Stock	Rule 456(b) and Rule 457(r)

	Debt	Senior Debt Securities	Rule 456(b) and Rule 457(r)

	Debt	Guarantees of Senior Debt Securities	Rule 456(b) and Rule 457(r) (3)

	Other	Depositary Shares	Rule 456(b) and Rule 457(r)

	Other	Warrants	Rule 456(b) and Rule 457(r)

	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)

	Other	Units	Rule 456(b) and Rule 457(r)

	Other	Guarantees of Warrants, Purchase Contracts or Units	Rule 456(b) and Rule 457(r) (3)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, Comcast Corporation (“Comcast”) is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis. Comcast will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2) An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder.

(3) No separate consideration will be received for the guarantees of securities being registered. In accordance with Rule 457(n), no registration fee is payable with respect to such guarantees.